United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 5, 2018

Communications Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

001-31588		41-0957999
(Commission File Number)		(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN		55343
(Address Of Principal Executive Offices)		(Zip Code)

952- 996-1674
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director

On February 5, 2018, Gerald D. Pint informed the Communications Systems, Inc. (“Company”) Board of Directors (“Board”) that he would retire as a Company director as of the Company’s 2018 Annual Meeting of Shareholders and would not stand for reelection at that meeting.

2018 Executive Compensation

2018 Executive Officer Base Salaries

The following table presents adjustments to annual base salaries for the following executive officers in the amounts respectively indicated effective January 1, 2018 as approved by the Compensation Committee and the Board of Directors of Communications Systems, Inc. (the “Company”) on November 13, 2017.

Executive Officer and Title	2018 Base Salary	% increase over 2017

Roger H. D. Lacey Vice Chairman and CEO	$330,000	10%

Mark D. Fandrich Chief Financial Officer	$233,200	10%

Scott Otis General Manager Transition Networks, Inc.	$227,862	3%

Scott Fluegge President & General Manager JDL Technologies, Inc.	$218,799	3%

Grant of 2018 Awards Under the Annual Bonus Plan

On February 5, 2018, pursuant to the Company’s Annual Bonus Plan (“2018 Bonus Plan”), the Compensation Committee determined, and the Company’s Board ratified and approved, awards to the five executive officers listed in the table below (the “Named Executives”) representing the opportunity to earn cash bonuses based on 2018 financial performance.

The Compensation Committee has set quarterly and annual “minimum,” “target” and “maximum” performance goals under the 2018 Bonus Plan for the Company’s four business units. Performance measures for these four business units are specific to each, but generally include two or more of the following performance measures: (i) revenues, (ii) new/specific product revenue and (iii) operating income, with primary weight given to achieving operating income targets. In addition, measuring performance compared to performance goals is, in a number of instances, segmented such that 50% of the bonus opportunity is tied to achievement of quarterly or six-month performance goals and 50% of the bonus opportunity is tied to achievement of fiscal year performance goals.

The three Named Executives that lead business units (Blackwood, Otis, Fluegge) have the opportunity to earn 80% of their bonus based on achievement of goals determined for their respective business unit and 20% of their bonus based on consolidated performance of the Company.

The CEO (Lacey) and CFO (Fandrich) will earn their bonus based on performance the three principal business units compared to their respective goals (weighted 50.3% with respect to Transition Networks’ performance, 41.2% as to Suttle’s performance and 8.5% as to JDL’s performance).

Bonuses for (i) the first three quarterly and six-month goals will be paid approximately 45 days after the period measured while bonuses earned based on achievement of the last six months, fourth quarter, and full year will be paid out approximately 75 days after year end. Payments of bonuses generally begin at achievement exceeding 50% or more of target performance goals.

The target and maximum bonus each Named Executive may potentially earn under the 2018 Bonus Plan is based upon a percentage of his base salary. Under the 2018 Bonus Plan, in general, the maximum bonus that may be paid to any Named Executive may not exceed approximately 150% of the bonus opportunity at target even if financial performance exceeds the maximum goal. Further, no bonus amounts will be earned by any Named Executive under the 2018 Bonus Plan for a quarter, six-month period, or the year if the minimum goals for that period are not achieved.

Named Executives must be employed by the Company as of the end of the relevant period (quarter, six month or full year) to receive payout of any bonus earned for that period, unless termination of employment is due to death, disability or follows a change of control. The Compensation Committee must approve bonuses paid to the Named Executives before payment.

The following table shows potential bonus amounts as a percentage of salary that may be earned by the Named Executives for performance under the 2018 Bonus Plan upon achievement of their respective performance goals at target and maximum levels of performance. Under the 2018 Bonus Plan, achievement in relation to performance goals below the target level will result in a decreasing bonus, and if achievement fails to meet the minimum performance goals, the Named Executive will not be entitled to any bonus.

Executive Officer Name & Title	Cash Bonus Payable if Target Goals Achieved	Cash Bonus Payable if Maximum Goals Achieved

Roger H. D. Lacey Vice Chairman and CEO	$231,000	$346,500

Mark D. Fandrich Chief Financial Officer	$128,260	$192,390

Bruce Blackwood General Manager Suttle, Inc.	$90,000	$135,000

Scott Otis General Manager Transition Networks, Inc.	$91,145	$136,717

Scott Fluegge President & General Manager JDL Technologies, Inc.	$87,250	$131,279

Grant of Awards under the Long Term Incentive Plan

On February 5, 2018, the Company’s Compensation Committee determined, and the Company’s Board ratified and approved, the overall design and other features of the Company’s long-term incentive compensation awards for 2018. With respect to each Named Executive, the opportunity to earn long-term incentive compensation is initially determined as a dollar value that is a percentage of the Executive’s base salary (the “Total LTIC Award”). For each Named Executive in 2018, 75% of the Total LTIC Award was allocated to the opportunity to earn shares of Company stock and cash (the “LTIC Performance Award”) under the Company’s Long-Term Incentive Compensation Plan (the “LTI Plan”) and 25% of the Total LTIC Award was allocated to the future award of stock options (the “LTIC Stock Option Award”), which the Company expects to grant in early March 2018.

The LTIC Performance Awards for 2018 pertain to financial performance in fiscal years 2018, 2019 and 2020 (the “2018-2020 Period”). The Committee determined that financial performance will be separately measured in each of the three years comprising the 2018-2020 Period and that performance measures (and percentage weight given to each measure) will be consolidated Adjusted EBITDA (70%) and consolidated Revenue (30%). The Committee also determined “minimum,” “target” and “maximum” goals for each performance measure for each year. At the completion of the audit of the Company financial statements for the year ended

December 31, 2020, the Compensation Committee will assess actual performance against the performance measures for each year, and, to the extent earned, the Company will pay compensation for achievement under 2018 LTIC Performance Awards to each Named Executive 50% in Company stock and 50% in cash.

The number of shares that may be potentially issued under the 2018 LTIC Performance Awards is determined by multiplying the dollar value of the award by 50% and then dividing this amount by the average price of the Company’s stock over the 20 business day period ending March 23, 2018. The number so determined becomes an award of the same number of Performance Share Units (“PSUs”), with each PSU representing the potential issuance of one share of Company stock to the extent earned based on performance compared to goals for each performance measure.

The following table shows the dollar value of the LTIC Performance Award to each of the Named Executives that could result in the issuance of shares of Company common stock and payment of cash after the end of the 2018-2020 Period based on achievement in relation to target and maximum goals. Achievement below the target goal for each performance measure will result in a reduced number of shares being issued and cash paid, and if achievement fails to meet any of the applicable minimum performance goals, the Named Executive will not be paid any cash or issued any shares under the PSUs awarded.

	Dollar Value of LTIC Performance Award under the Company’s 2018-2020 LTI Plan to be paid, to the extent earned, 50% in Company stock and 50% in cash
Executive Officer and Title	If Target Goals Achieved	If Maximum Goals Achieved

Roger H. D. Lacey Vice Chairman and CEO	$185,625	$278,438

Mark D. Fandrich Chief Financial Officer	$87,450	$131,175

Bruce Blackwood General Manager, Suttle, Inc.	$67,500	$101,250

Scott Otis General Manager, Transition Networks, Inc.	$68,359	$102,538

Scott Fluegge President & General Manager, JDL Technologies	$65,640	$98,459

Stock Options

Consistent with past practice, the Company will award stock options to the Named Executives on or about March 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Mark D. Fandrich
Mark D. Fandrich

Date: February 9, 2018